SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  Tiffany & Co.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3228013
                      (I.R.S. Employer Identification No.)

                                727 Fifth Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                          1998 Employee Incentive Plan
                            (Full Title of the Plan)

                             Patrick B. Dorsey, Esq.
                     Senior Vice President - General Counsel
                                  Tiffany & Co.
                                727 Fifth Avenue
                            New York, New York 10022
                     (Name and Address of Agent For Service)

                                 (212) 755-8000
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE
=============== =============== ================  ================= ================
                                    Proposed            Proposed
    Title of                         Maximum             Maximum
   Securities       Amount          Offering            Aggregate       Amount of
      to be          to be          Price Per           Offering       Registration
   Registered     Registered        Share (1)           Price (1)         Fee
=============== =============== ================= ================== ===============
  Common Stock     1,750,000        $39.34375       $68,851,562.00     $20,311.21
=============== =============== ================= ================== ===============

(1) These amounts have been estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), these amounts have been computed on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New York Exchange Composite Tape for November 16, 1998, a date within five days prior to the date of filing of this Registration Statement.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.         Plan Information*

Item 2.         Registrant Information and Employee Plan Annual Information*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Certain Documents by Reference

The following documents which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

1. The Registrant's Annual Report, dated April 9, 1998, filed with the Commission on Form 10-K for the fiscal year ended January 31, 1998;

2. The Registrant's Quarterly Report, dated August 28, 1998, filed with the Commission on Form 10-Q for the fiscal quarter ended July 31, 1998; and

3.       Description  of  the   Registrant's   Common  Stock  contained  in  the
         Registration Statement filed with the Commission on Form S-1 (Registration No. 33-12818), as most recently amended on May 5, 1987, including the Prospectus for the Registrant's Common Stock dated May 5, 1987, as supplemented by the Registration Statement dated November 18, 1988, filed with the Commission on Form 8-A and the Registrant's Report on Form 8-A/A dated September 25, 1998.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant will provide without charge to each person to whom a copy of the Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to in this Item 3 of Part II which have been or may be incorporated by reference in this Registration Statement, other than exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Tarz F. Palomba, Assistant Secretary, Tiffany & Co., 727 Fifth Avenue, New York, New York 10022; telephone (212) 605-4195. Additional updating information with respect to the securities and plan covered herein may be provided in the future by means of supplements to the Prospectus.

Item 4.          Description of Securities.

Not required.

Item 5.          Interests of Named Experts and Counsel

The legality of the shares of Common Stock being offered hereby has been passed upon by Patrick B. Dorsey, Senior Vice President, General Counsel and Secretary of the Registrant. As of the date of this Registration Statement, Mr. Dorsey owned 7,600 shares of Common Stock and options to purchase up to 66,000 additional shares, of which options to acquire 43,500 shares are presently exercisable.

Item 6.          Indemnification of Directors and Officers

The Delaware Corporation Law (Section 145 of Title 8) permits indemnification of directors, officers and employees in certain circumstances and subject to certain limitations. The Registrant's Restated Certificate of Incorporation, By-Laws and the Indemnity Agreement adopted by the Board of Directors on March 19, 1987, provide for indemnification of its directors, officers, employees and other agents. In addition, the Registrant has purchased insurance policies that provide coverage for its directors and officers in certain situations.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 7.          Exemption from Registration Claimed

Not applicable.

Item 8.          Exhibits

See Index to Exhibits on page 7.

Item 9.          Undertakings

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby further undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 18th day of November, 1998.


                                  TIFFANY & CO.
                                  (Registrant)


                                        /s/ William R. Chaney
                                   By:_____________________________
                                   (William R. Chaney, Chairman of the
                                    Board and Chief Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints WILLIAM R. CHANEY, JAMES N. FERNANDEZ and PATRICK B. DORSEY his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments to the Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                                       Date



/S/ William R. Chaney
________________________        Chairman of the Board and      September 17,1998
William R. Chaney               Chief Executive Officer
                                (principal executive officer)
                                (director)
/S/ James N. Fernandez
________________________        Executive Vice President and   September 17,1998
James N. Fernandez              Chief Financial Officer
                                (principal financial officer)

/S/ Warren S. Feld
________________________         Vice President - Controller   September 17,1998
Warren S. Feld                  (principal accounting officer


/s/ Rose Marie Bravo
________________________         Director                     September 17, 1998
Rose Marie Bravo


/s/ Samuel L Hayes, III
________________________         Director                     September 17, 1998
Samuel L Hayes, III


/s/ Michael J. Kowalski
________________________         President
Michael J. Kowalski              (director)                   September 17, 1998


/s/ Charles K. Marquis
________________________         Director                     September 17, 1998
Charles K. Marquis

/s/ James E. Quinn
________________________         Vice Chairman                September 17, 1998
James E. Quinn                   (director)



_______________________          Director                     September 17, 1998
Yoshiaka Sakakura


/s/ William A. Shutzer           Director                     September 17, 1998
_______________________
William A. Shutzer


/s/ Geraldine Stutz
_______________________          Director                     September 17, 1998
Geraldine Stutz

                                  EXHIBIT INDEX


         Each exhibit is listed according to the number assigned to it in the Exhibit Table of Item 601 of Regulation S-K. The exhibit numbers preceded by an asterisk (*) indicate exhibits physically filed with this Registration Statement. All other exhibit numbers indicate exhibits filed by incorporation by reference herein.


Exhibit Number                Description

      4.1            Restated Certificate of Incorporation of the
                     Registrant (incorporated by reference to
                     Exhibit 3.1 to Registrant's Report on Form
                     8-K dated May 16, 1996)

      4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's
                     Report on Form 10-K for the fiscal year
                     ended January 31, 1998)

     *4.3 Registrant's 1998 Employee Incentive Plan and standard terms of stock option award (transferable and non-transferable)

      4.4            Amended and Restated Rights
                     Agreement dated as of September 22,
                     1998, by and between Registrant and
                     Chase Mellon Shareholder Services, L.L.C., as Rights Agent, (incorporated by reference to Exhibit 4.1.1 to Registrant's Report on
                     Form 8-A/A dated September 25, 1998)

     *5.1            Opinion of counsel, including consent

    *23.1            Consent of Independent Accountants

    *23.2            Consent of counsel (included in Exhibit 5.1)

    *24.1            Power of Attorney (included at page 5)